EXHIBIT 10.2


                    The Valspar Corporation Stock Option Plan
                           For Non-Employee Directors
                      (as amended through December 6, 2006)


SECTION 1.        PURPOSE.

This plan is known as "The Valspar Corporation Stock Option Plan for Non-Employee Directors" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of The Valspar Corporation, a Delaware corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable independent directors and by providing additional incentive for these directors to increase their interest in the Company's long-term success and progress.

SECTION 2.        PARTICIPATION IN THE PLAN.

Each director of the Company who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") will be eligible to participate in the Plan.

SECTION 3.        STOCK SUBJECT TO THE PLAN.

Shares to be issued under the Plan shall be common stock of the Company (par value $.50 per share) ("common stock"), not to exceed a maximum of 1,000,000 shares, and may be unissued shares or reacquired shares. If options granted under the Plan expire or terminate without having been exercised in full, such unpurchased shares shall be available for other option grants. If shares of common stock are delivered as full or partial payment upon exercise of an option, the number of shares so delivered shall again be available for other option grants.

SECTION 4.        NON-QUALIFIED STOCK OPTION GRANTS.

a.) For grants in respect of board service in fiscal year 2000 and prior fiscal years, each Non-Employee Director serving as a member of the Board of Directors of the Company on the December 31 immediately preceding each annual meeting of the stockholders of the Company, will automatically be granted on the date of such annual meeting a Non-Qualified Stock Option with a value equal to 50% of the amount of the current annual retainer and meeting fees paid to Non-Employee Directors for their service on the Board of Directors and board committees for the preceding fiscal year. The per share option exercise price will be equal to 100% of the Fair Market Value of one share of the Company's common stock on the date of grant, as determined by the closing price of the Company's common stock on the last business day prior to the annual meeting date.

b.) For grants in respect of service in fiscal year 2001, each Non-Employee Director serving as a member of the Board of Directors of the Company on October 26, 2001 will automatically be granted, on the date of the Company's annual meeting in 2002, a non-qualified stock option with a value equal to 100% of the annual retainer and meeting fees paid to Non-Employee Directors for their service on the Board of Directors and board committees during fiscal year 2001. The per share option price will be equal to 100% of the fair market value of one share of the Company's common stock on the date of grant as determined by the closing price of the Company's common stock on the last business day prior to such annual meeting.
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c.) For grants in respect of service in fiscal years 2002 and 2003, each
Non-Employee Director serving as a member of the Board of Directors of the Company on the date of the October board meeting in any year will automatically be granted on the date of such meeting a non-qualified stock option with a value equal to 100% of the amount of the current annual retainer and meeting fees paid to Non-Employee Directors for service on the Board of Directors and board committees during the current fiscal year. The per share option exercise price will be equal to 100% of the fair market value of one share of the Company's common stock on the date of grant, as determined by the closing price of the Company's common stock on the last business day prior to such October board meeting date. In the event no Board meeting is held in October of any year, the grant date shall be the last day of the current fiscal year and the per share option exercise price shall be equal to 100% of the fair market value of one share of the Company's common stock on the last business day preceding such grant date.

d.) For grants in respect of service in fiscal year 2004 and subsequent fiscal years, each Non-Employee Director serving as a member of the Board of Directors of the Company on the date of the October board meeting in any year will automatically be granted on the date of such meeting a non-qualified stock option with a value equal to $65,000.00. The per share option exercise price will be equal to 100% of the fair market value of one share of the Company's common stock on the date of grant, as determined by the closing price of the Company's common stock on the last business day prior to such October board meeting date. In the event no Board meeting is held in October of any year, the grant date shall be the last day of the current fiscal year and the per share option exercise price shall be equal to 100% of the fair market value of one share of the Company's common stock on the last business day preceding such grant date.

e.) For grants in respect of service in fiscal year 2007 and subsequent fiscal years, each Non-Employee Director serving as a member of the Board of Directors of the Company on the date of the October board meeting in any year will automatically be granted on the date of such meeting a non-qualified stock option with a value equal to $65,000.00. The per share option exercise price will be equal to the closing price of one share of Stock on the New York Stock Exchange on the date of grant. In the event no Board meeting is held in October of any year, the grant date shall be the last day of the current fiscal year and the per share option exercise price shall be equal to the closing price of one share of Stock on the New York Stock Exchange on the date of grant.

The number of shares subject to the option will be determined by using the same option valuation model used to value options for purposes of the notes to the Company's audited financial statements for the prior fiscal year. If no option valuation model is used for financial reporting purposes, the Board of Directors will determine the appropriate model to be used for this purpose. All such options will be designated as Non-Qualified Stock Options. Each option will be immediately exercisable in full and have a term of ten years. Upon termination of a person's service as a director of the Company, such Non-Employee Director will be allowed to exercise the option for a period of three years after the date on which such person ceased to be a director, but in no event may the option be exercised after the expiration of its original term.

SECTION 5.        OPTION AGREEMENT AND EXERCISE OF OPTION.

Promptly after determination of the number of stock options to be granted to each Non-Employee Director under Section 4, the Company will prepare and deliver a Non-Qualified Stock Option Agreement to each Non-Employee Director, containing the terms described in this Plan. Optionee is not required to exercise options in the sequential order that the options were granted. An option shall be exercised by written notice in a form designated by the Company accompanied by full payment of the purchase price. All or part of the purchase price may be paid by surrender (or deemed surrender through attestation) of previously acquired shares of common stock valued at the fair market value at the closing price on the day
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preceding the date of exercise. Until an option is exercised and the stock certificate issued, the Optionee shall have no rights as a stockholder with respect to such option.

SECTION 6.        WITHHOLDING OF TAXES.

Upon exercise of an option, the Optionee shall (i) pay cash, (ii) surrender previously acquired shares of common stock or (iii) authorize the withholding of shares from the shares issued upon exercise of an option for all taxes required to be withheld.

SECTION 7.        NON-TRANSFERABILITY.

Except as otherwise provided by the Committee, Options shall not be transferable, voluntarily or involuntarily, except by will or applicable laws of descent and distribution. Only the Optionee, Optionee's legal representative or guardian or a permitted transferee may exercise the option.

SECTION 8.        DILUTION OR OTHER ADJUSTMENTS.

In the event of any change in the outstanding common stock of the Company by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, the number of shares of common stock then subject to this Plan, including shares subject to outstanding options, the other numbers of shares of common stock provided in this Plan, and the exercise price of outstanding options shall be adjusted appropriately by the Committee to reflect the change in outstanding shares of common stock, in order to provide participants with the same relative rights before and after such adjustment.

SECTION 9.        MERGERS, ACQUISITIONS, OR OTHER REORGANIZATION.

The Committee may make provision, as it deems equitable, for the protection of Optionees with grants of outstanding options in the event of (a) merger of the Company into, or the acquisition of substantially all of the stock or assets of the Company by, another entity; or (b) liquidation; or (c) other reorganization of the Company.

SECTION 10.       ADMINISTRATION AND AMENDMENT OF THE PLAN.

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee may suspend or discontinue the Plan or revise or amend it in any respect deemed advisable and in the best interests of the Company; provided, however, that no such revision or amendment would impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. In addition, no such revision or amendment may, without the approval of the Corporation's stockholders, (i) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) change the designation of the class of individuals eligible to receive options, or (iii) materially increase the benefits accruing to Optionees under the Plan.
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SECTION 11.       EFFECTIVE DATE OF THE PLAN.

The Plan will become effective as of February 25, 1998, the date stockholders of the Company approve such Plan. The first option grant under this Plan will be granted on the date of the annual stockholder meeting held in 1999 to all Non-Employee Directors who were members of the Board of Directors on December 31, 1998. This Plan is being adopted to replace The Valspar Corporation Restricted Stock Plan for Non-Employee Directors, which will automatically terminate following the issuance of the restricted stock grant that was earned for services during 1997. The effectiveness of the amendments to Section 4(b) relating to grants in fiscal 2001 was approved by stockholders on February 27, 2002.